UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2010, the Company borrowed $100.0 million under a Note Purchase and Private Shelf Agreement dated April 13, 2004, that it has with The Prudential Insurance Company of America and certain of its affiliates. The Company issued its 4.00% Senior Series K Notes due in 2020 in the aggregate amount of $100 million to: The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Retirement Insurance and Annuity Company and Modern Woodmen of America. The aggregate long-term notes are due in equal annual installments of $20.0 million during calendar years 2016 through 2020.

On November 24, 2010, the Company terminated it's 2006 Second Amended and Restated Credit Agreement dated as of June 2, 2010, in the amount of $700 million, and entered into a new 2010 364-Day Credit Agreement. The new revolving credit facility has a committed amount of $1.3 billion that expires in November 2011. The financial covenants of the new facility are substantially the same as the terminated facility. The 2010 364-Day Credit Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 2010 364-Day Credit Agreement (Revolving Loan) by and between CHS Inc. and the Syndication Parties dated as of November 24, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 29, 2010	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	2010 364-Day Credit Agreement (Revolving Loan) by and between CHS Inc. and the Syndication Parties dated as of November 24, 2010.